EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 9, 2011, relating to the consolidated financial statements and financial statement schedule of Unified Grocers, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Unified Grocers, Inc. for the year ended October 1, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 22, 2012